UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2025 (May 21, 2025)

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-40515			86-3167653
(Commission File Number)			(I.R.S. Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of principal executive offices)			(Zip Code)
(614) 577-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	VSCO	The New York Stock Exchange
Preferred Stock Purchase Rights	N/A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 21, 2025, Victoria’s Secret & Co. (the “Company”) entered into that certain Amendment No. 2 (the “Amendment”) by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (collectively the “Agent”) and the lenders party thereto, which amends that certain Revolving Credit Agreement dated as of August 2, 2021 by and among the Company, the Agent and the lenders party thereto (as amended, the “Credit Agreement”), which Credit Agreement provides for a senior secured asset-based revolving credit facility (the “ABL Facility”).
The Amendment, among other things, (1) extends the maturity date of the Credit Agreement to the earlier of (a) five years after the closing date of the Amendment and (b) the date that is 91 days prior to the scheduled maturity date of certain outstanding material indebtedness with a principal balance exceeding $50 million to the extent that certain availability and financial covenant thresholds are not met on such date, (2) provides for a seasonal increase of the advance rate of eligible inventory in the borrowing base from 90.0% of the net orderly liquidation value of eligible inventory to 92.5% for a period of three consecutive fiscal months each year during the Company’s high season, (3) reduces the availability threshold for triggering the delivery of certain reporting deliverables, cash dominion and certain payment conditions, (4) reduces the applicable interest rate on borrowings under the ABL Facility (a) in the case of loans bearing interest based on term SOFR or term CORRA, to 1.50% to 1.75%, (b) in the case of alternate base rate loans and Canadian base rate loans, to 0.50% to 0.75% and (c) by removing the credit spread adjustment on SOFR-based borrowings and (5) replaces CDOR with CORRA with respect to Canadian borrowings.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1^	Amendment No. 2 to Revolving Credit Agreement by and among Victoria’s Secret & Co. and the Lenders named therein and JPMorgan Chase Bank, N.A., dated May 21, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
^ Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	May 22, 2025	By:	/s/ Scott Sekella
Scott Sekella
Chief Financial Officer